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                              ASSUMPTION AGREEMENT



     THIS ASSUMPTION AGREEMENT is made and dated as of June 1, 1996 by and between 804 Eastgate Associates, L.L.C., a New Jersey Limited Liability Company ("Eastgate") and Wilmar Industries, Inc., a New Jersey Corporation ("Wilmar").


                                  BACKGROUND:


     A. Wilmar is the tenant of certain premises located at 2600 Mt. Ephraim Avenue, Camden, New Jersey (the "Camden Premises"), pursuant to the provisions of a certain Lease dated January, 1987 by and between Mt. Ephraim Associates, a Partnership, as the Landlord (the "Landlord"), and Wilmar, as the Tenant (the "Lease").


     B. Eastgate is, or is about to become the owner of that certain real property and improvements thereon situate in Mt. Laurel, New Jersey, known as 804 East Gate Drive, Mt Laurel, New Jersey (the "Eastgate Property"), and has entered into a Lease Agreement dated April 29, 1996 with Wilmar pursuant to the terms of which Wilmar has agreed to lease Eastgate Property (the "Eastgate Lease").

     C. As an inducement to Wilmar to lease the Eastgate Property from Eastgate, Eastgate has agreed to assume certain obligations under the Lease pursuant to the provisions hereof.

     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. Eastgate shall, and hereby does assume all of Wilmar's obligations to pay to the Landlord of the Camden Premises the following sums as and when the same become due and payable under the Lease:

          (a) Fixed Annul Rent pursuant of Section 37 of the Lease which obligations become due and payable from and after June 1, 1996.

          (b) Increases in Real Estate Taxes as set forth in Section 42 of the Lease, which obligations relate to periods from and after June 1, 1996.

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     The obligations assumed by Eastgate as set forth herein are sometimes collectively referred to as the "Assumed Obligations".


     2. Nothing contained herein shall be deemed to constitute an assignment of the Lease or sublease of all or any portion of the Camden Premises. Eastgate shall have no rights to possession of the Camden Premises, nor any other rights of a tenant under the Lease. Notwithstanding the foregoing to the contrary, if Wilmar vacates the Camden Premises, Eastgate may present to Wilmar potential assignees of the Lease or subtenants of the Camden Premises in order to mitigate Eastgate's liability under the Assumed Obligations, and Wilmar shall request the Landlord to consent to any such assignment or sublease proposed by Eastgate.

     3. Wilmar shall continue to maintain, at its expense, any and all insurance with respect to the Camden Premises and the Lease as Wilmar currently maintains. Any and all utility costs and expenses in connection with the Camden Premises shall be paid by Wilmar.

     4. Eastgate shall have no liability under the Lease for any repair or maintenance obligations of Wilmar thereunder, or any other obligation of Wilmar under the Lease unless expressly assumed by Eastgate under this Assumption Agreement.

     5. As security for Eastgate's assumption of the Assumed Obligations under this Agreement, Eastgate shall maintain a cash balance in its accounts in an amount equal to the aggregate outstanding balance of the Assumed Obligations (the "Account"). Wilmar and Eastgate acknowledge and confirm that the Account shall have an initial cash balance of $300,000, and that this sum is sufficient to pay for all of the Assumed Obligations. The Account shall be an interest bearing account or certificate of deposit maintained by a financial institution whose deposits are insured by the Federal Deposit Insurance Corporation. All interest on earned on the Account shall be and remain the sole property of Eastgate. Eastgate may withdraw such sums from the Account as may be necessary from time to time to pay the Assumed Obligations. Except as expressly provided in the Eastgate Lease, any amount in the Account in excess of the Assumed Obligations (or settlement thereof negotiated with the Landlord) shall be and remain the sole property of Eastgate.

     6.  Wilmar represents and warrants to Eastgate as follows:

          (a) The Lease attached hereto as Exhibit "A" is a true and correct copy of the Lease, and the Lease has not been modified or amended except as specifically set forth on Exhibit "A";

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          (b) The Lease remains in full force and effect in accordance with its terms, and there is no default or event of default under the Lease which has not been cured;

          (c) Wilmar has received no notice of default under the Lease from the Landlord, and Wilmar has received no notice of any violation of any federal, state or local law, ordinance, statute, ordinance, rule or regulation relating to the Camden Premises or Wilmar's use and occupancy thereof;

          (d) Fixed Annual Rent and all items of Additional Rent under the Lease have been paid in full up to and including June 1, 1996, and Wilmar has paid no rent more than 30 days in advance of the date the same is due.

     7. Wilmar hereby appoints Eastgate as Wilmar's agent for the sole and exclusive purpose of negotiating with the Landlord for a termination and release of all of Wilmar's obligations under the Lease, including, but not limited to the Assumed Obligations. Eastgate shall have the authority to negotiate any settlement with the Landlord for a release of Wilmar under the Lease, provided that such settlement does not require Wilmar or Eastgate to pay any sum in excess of the then outstanding balance of the Assumed Obligations.

     8. Eastgate shall indemnify, defend and save Wilmar harmless from and against any loss, cost, damage or expense (including reasonable attorney's fees) arising from the Assumed Obligations. Notwithstanding the foregoing to the contrary, Wilmar acknowledges and confirms that the vacation or abandonment of the Camden Premises may constitute a default under the Lease. Except for the payment of the Assumed Obligations, Eastgate shall have no liability, and the indemnification set forth herein shall not extend to any damages suffered by Wilmar as a consequence of a default by Wilmar under the Lease.

     9. This Agreement represents the entire understanding of the parties with respect to the subject matter contained herein. This Agreement may not be amended or modified except by a writing signed by all of the parties to this Agreement.

     10. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

     11. This Agreement shall be binding upon the parties hereto, and their respective successors and assigns.

     12. Wilmar and Eastgate shall keep the terms and provisions of this Agreement confidential, and shall not disclose the provisions of this Agreement to any third party except as may be required by law, or in order to comply with the provisions hereof.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.



                                 Wilmar Industries, Inc.


                                 By: /s/ Michael T. Toomey
                                    ----------------------------
                                    Michael T. Toomey,
                                    Chief Financial Officer and Treasurer

(Corporate Seal)

                                 Attest: /s/ Fred B. Gross
                                        ------------------------
                                        Secretary


                                 Landlord:

                                 804 Eastgate Associates, L.L.C.



                                 By: /s/ Fred S. Berlinsky
                                    ---------------------------
                                     Fred S. Berlinsky, Member


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